Exhibit 1

JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

DATE: July 10, 2015

By: /s/ Eileen Aptman
Eileen Aptman

BELFER MANAGEMENT, LLC

By: /s/ Laurence D. Belfer
Name: Laurence D. Belfer
Title: Manager

By: /s/ Laurence D. Belfer
Laurence D. Belfer

BELFER INVESTMENT PARTNERS LP

By: /s/ Laurence D. Belfer
Name: Laurence D. Belfer
Title: Manager of the General Partner

LIME PARTNERS LLC

By: /s/ Eileen Aptman
Name: Eileen Aptman
Title: Manager